                                                                      Ex 3.07(b)

                                                                    12:30 PM
                                                                      FILED

                                                                   DEC 21 1982

                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ALC TRUCK CORPORATION

            ALC TRUCK CORPORATION [ILLEGIBLE] and existing under and by virtue [ILLEGIBLE] Law of the State of Delaware, DOES [ILLEGIBLE]

            FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of ALC TRUCK CORPORATION be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

            "1. The name of the corporation is
                     AVIS LEASING CORPORATION"

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said ALC TRUCK CORPORATION has caused this Certificate to be signed by Robert P. Stelben its Vice President, and attested by Arlene Marovitz its Asst. Secretary, this 21st day of December, 1982.


                                        ALC TRUCK CORPORATION

                                        By /s/ Robert P. Stelben
                                           ---------------------------------
                                                              Vice President
[SEAL]

ATTEST:


By /s/ Arlene Marovitz
   -------------------------------
               Assistant Secretary